Exhibit 99.1

Theravance Biopharma, Inc. Highlights 2022 Accomplishments and 2023 Key Targets

•	Strategic priorities focused on continued Net Sales growth for YUPELRI® (revefenacin) and conduct of the ampreloxetine Phase 3 study (CYPRESS) in Multiple System Atrophy (MSA) patients with symptomatic neurogenic orthostatic hypotension (nOH)

•	Initiate CYPRESS study in Q1 2023 and submit orphan drug designation in early 2023

•	Complete PIFR-2 study for YUPELRI® in 2H 2023

•	Execute $250 million return of capital program, of which ~50% has been completed as of 12/31/2022

•	Achieve Non-GAAP[1] profitability by 2H 2023

DUBLIN, IRELAND – JANUARY 9, 2023 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today announced its 2022 Accomplishments and 2023 Key Targets.

“Last year was a transformative year for Theravance Biopharma and demonstrates the power of a team that leans into the Company’s values and core purpose: delivering medicines that make a difference. After restructuring in late 2021, we narrowed our focus, executed on our strategy, and delivered on our key goals. YUPELRI produced all-time high net sales, profitability, and market share in Q2 and Q3, and we expect continued growth in Q4 and beyond. Positive PIFR-2 results in 2023 will enhance the growth trajectory of YUPELRI. Based on successful discussions with the FDA, we will conduct one additional study in MSA patients which is planned to start in Q1 2023. With the new study and a substantial body of preclinical and clinical data in-hand, we have confidence in our ability to file an NDA for ampreloxetine as a treatment for MSA patients with symptomatic nOH. The sale of our TRELEGY ELLIPTA royalty interests to Royalty Pharma for over $1.5 billion in potential value enabled us to eliminate all of our debt and has facilitated the initiation of a return of capital program to shareholders.

We are excited about the future of the Company and grateful for the team that has refocused the portfolio and reinvigorated our business model. With an attractive financial profile and several planned near-term milestones, we are well positioned to create shareholder value in 2023 and beyond,” said Rick E Winningham, Chief Executive Officer.

2022 Accomplishments:

•	YUPELRI® (revefenacin):

o	Two consecutive quarters of all-time high Net Sales and Profit in Q2 2022 & Q3 2022, and expect continued growth in Q4 2022

o	11 consecutive quarters of market share growth in both hospital and outpatient setting

o	56% Y/Y growth in hospital volume, a key driver of overall brand performance[2]

o	Initiated PIFR-2 study

1 Non-GAAP profit is expected to consist of GAAP income before taxes less share-based compensation expense and non-cash interest expense. See the section titled “Non-GAAP Financial Measure” for more information.

2 Year-to-date through Q3 2022.

•	Ampreloxetine:

o	In Study 0170, prevented blood pressure drop and symptoms worsening in MSA[3]

o	Aligned with FDA on new Phase 3 study for NDA filing with Orthostatic Hypotension Symptom Assessment (OHSA) composite score as primary endpoint

o	Three scientific platform presentations at American Autonomic Society meeting[4]

o	Received $25 million investment from Royalty Pharma to fund majority of new Phase 3 study

•	Financial:

o	Sold TRELEGY ELLIPTA royalty interests for $1.1 billion upfront, while retaining value through milestones and certain outer-year royalties for TRELEGY

o	Eliminated all debt

o	Completed financial restructuring

o	Initiated $250 million capital return program, of which ~50% was completed as of 12/31/2022:

▪	Repurchased ~$95 million from GSK

▪	Initiated open market share repurchase program in Q4 2022, of which ~$33 million was completed as of 12/31/22

2023 Targets:

•	YUPELRI®:

o	Continue YUPELRI Net Sales growth by executing on targeted strategies to continue to capture sizeable niche market

o	Complete PIFR-2 study and provide top-line results in 2H 2023

•	Ampreloxetine:

o	Initiate Phase 3 CYPRESS trial in MSA patients with symptomatic nOH in Q1 2023, targeting ~60 patients to complete the randomized withdrawal period

o	Submit orphan drug designation request in early 2023

•	Financial:

o	Execute return of capital program

o	Generate Non-GAAP[1] Profit in 2H 2023

o	$50 million potential milestone for TRELEGY Net Sales of ~$2.86 billion[5]

3 Data from MSA patients at week 6 of the randomized withdrawal period of Study 0170.

4 Biaggioni I, et al. Abstract 34 / Virtual Poster 106; Kaufmann H, et al. Abstract 33 / Virtual Poster 117; Freeman R, et al. Abstract 30 / Virtual Poster 4.

5 The first milestone payment, of $50.0 million, will be triggered if Royalty Pharma receives $240.0 million or more in royalty payments from GSK with respect to 2023 TRELEGY global net sales, which we would expect to occur in the event TRELEGY global net sales reach approximately $2.863 billion.

About Theravance Biopharma

Theravance Biopharma, Inc.'s focus is to deliver Medicines that Make a Difference® in people's lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Its pipeline of internally discovered programs is targeted to address significant unmet patient needs.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris Company. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: contingent payments due to the Company from the sale of the Company’s TRELEGY ELLIPTA royalty interests to Royalty Pharma, the Company's goals, designs, strategies, plans and objectives, the ability to provide value to shareholders, the Company's regulatory strategies and timing of clinical studies (including the data therefrom), the potential characteristics, benefits and mechanisms of action of the Company's product and product candidates, including potential points of differentiation, the market for products being commercialized and product candidates, product sales or profit share revenue and the Company's expectations for its future financial performance and expectations as to future cash flows, the effectiveness of the Company’s intellectual property portfolio, and the Company’s repurchase of its ordinary shares by way of an open market share repurchase program. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company's product candidates or product are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, ability to retain key personnel, the impact of the Company’s recent restructuring actions on its employees, partners and others, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting Theravance Biopharma are in the Company's Form 10-Q filed with the SEC on November 9, 2022, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measure

Theravance Biopharma provides a non-GAAP profitability target in this presentation. Theravance Biopharma believes that the non-GAAP profitability target provides meaningful information to assist investors in assessing prospects for future performance as it provides a better metric for analyzing the future potential performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets, such as non-GAAP profitability, are not standardized, it may not be possible to compare this target with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP target should be considered in addition to, not as a substitute for, in in isolation from, the company's actual GAAP results and other targets.

Contact:

investor.relations@theravance.com

650-808-4045